EXHIBIT 5.7

June 11, 2020

VIA EDGAR

United States Securities and Exchange Commission

Re:	Galiano Gold Inc. (the "Company") Registration Statement on Form F-10 dated June 11, 2020 (the "Registration Statement")

The undersigned hereby consent to the use of his name in connection with reference to my involvement in the preparation of the following technical report (the "Technical Report"):

• "NI 43-101 Technical Report for the Asanko Gold Mine, Ghana (Amended and Restated)" amended and restated June 9, 2020 (with information as of February 15, 2020) and an effective date of December 31, 2019 and to references to the Technical Report, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Report related to me in the Registration Statement. This consent extends to any amendments to the Registration Statement, including any post-effective amendments.

Sincerely,

/s/ Jeffrey Coffin
_________________________________
Jeffrey Coffin,
Ph.D., P.E.